Exhibit 99.1

[SAIC Letterhead]

Date:	August 23, 2006
To:	SAIC Employees and Stockholders
From:	Ken Dahlberg
Subject:	Update on IPO-Related Matters

In anticipation of the special stockholders’ meeting next week, I want to share with you the process we expect to follow if the proposals are approved by our stockholders.

We will file an amendment to our IPO registration statement with the SEC in early September that contains a prospectus including updated financial statements for the first six months of fiscal 2007. The prospectus will also show an initial or preliminary IPO price range within which we expect to sell shares in the IPO. We will determine the price range in consultation with our underwriters (Morgan Stanley and Bear Stearns), which will reflect current market conditions and recent financial performance. Shortly after filing our IPO registration statement, senior management will embark on a “road show” to present information about our company and its prospects to potential investors.

The final IPO price will be negotiated with the underwriters at the end of the road show. It will reflect numerous factors, including investor demand, our current and projected performance, industry trends and market conditions. There certainly has been volatility in the general stock market; stock prices of our comparable peer companies have declined since the Board established our stock price in June. As for our company, our current and projected performance also reflects a slow down in growth from our historical performance due to the increasing challenges of our business environment. Given this environment, the IPO price of the new shares plus the dividend may be less than our June stock price. As I have stated before, whether our stock is publicly or privately traded, executing flawlessly and building a pipeline of future revenues is essential to sustaining and increasing the value of our company.

Once the road show is completed, our underwriters will receive input on investor demand when investors indicate the number of shares and the offering price at which they are willing to purchase the Company’s stock. Their inputs play an important role in determining the final IPO price. Therefore, the final price could be higher or lower than the preliminary price range. It is contemplated that the final pricing and the IPO will take place during late September/early October. As I have stated previously, the Board and I will make the final decision on pricing and whether market conditions warrant proceeding with the offering after all relevant information is known.

Last month, our Board of Directors decided to increase the range of the special dividend to $10 to $15 per share of Class A Common Stock. The per share amount of the dividend and the record date will be determined by the Board of Directors at the final pricing of the IPO. Depending upon the final IPO price, the size of the dividend and whether the underwriters exercise their over-allotment option to purchase additional shares after the IPO, the number of shares of Common Stock issued in the IPO may slightly exceed 20% of our outstanding capital stock and the dividend may exceed the offering proceeds by more than $1 billion. The offering will be designed to optimize our capital structure and maximize stockholder value.

I will be sending out my quarterly update on a broader set of topics in early September.

Ken Dahlberg

Chairman and Chief Executive Officer

Forward-looking Statements

This communication may contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Any such forward-looking statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, achievements or benefits to be materially different from any future results, levels of activity, performance, achievements or benefits expressed or implied by such forward-looking statements. As a result of these risks, uncertainties and other factors, readers are cautioned not to place undue reliance on any forward-looking statements included in this communication. These risks, uncertainties and factors are discussed in the filings of Science Applications International Corporation and SAIC, Inc. with the SEC, which are available without charge at the SEC’s internet site at http://www.sec.gov. The forward-looking statements speak only as of the date made. Neither Science Applications International Corporation nor SAIC, Inc. assume any obligation to update any forward-looking statements to reflect events or circumstances arising after the date as of which they are made or to conform such statements to actual results.

Additional Information and Where to Find It

More detailed information pertaining to the merger and related proposals of Science Applications International Corporation will be set forth in appropriate filings that have been and will be made with the SEC, including the proxy statement/prospectus contained in the registration statement on Form S-4 filed by SAIC, Inc. concerning the proposed merger and related proposals. We urge stockholders to read such documents that are or may be filed with the SEC when they are available because they will contain important information about the proposed merger and related proposals. Stockholders will be able to obtain a free copy of any filings, containing information about Science Applications International Corporation or SAIC, Inc., without charge, at the SEC’s internet site at http://www.sec.gov. Copies of any filings by Science Applications International Corporation or SAIC, Inc. can also be obtained, without charge, by directing a request in writing to Science Applications International Corporation, 10260 Campus Point Drive, M/S F-3, San Diego, California 92121, Attention: General Counsel or by email to SECfilings@saic.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Science Applications International Corporation, SAIC, Inc. and their respective directors and executive officers may be deemed, under the SEC’s rules, to be participants in the solicitation of proxies from the stockholders of Science Applications International Corporation in connection with the proposed merger and related proposals. The names of the directors and executive officers of Science Applications International Corporation and SAIC, Inc. and their interests, direct or indirect, by security holdings or otherwise, in the proposed merger and related proposals are contained in the proxy statement/prospectus contained in a registration statement on Form S-4 filed by SAIC, Inc., which may be obtained without charge at the SEC’s internet site at http://www.sec.gov, or by directing a request in writing to Science Applications International Corporation, 10260 Campus Point Drive, M/S F-3, San Diego, California 92121, Attention: General Counsel or by email to SECfilings@saic.com.